Filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended
Registration File No.: 33-124942
Supplement dated March 7, 2006 to prospectus of India Globalization Capital, Inc. dated March 3, 2006 (the “Prospectus”)
The following amends and supplements the information set forth on the front cover and pages 5, 26 and 44 of the Prospectus:
The trust account maintained by Continental Stock Transfer & Trust Company as trustee containing certain of the proceeds of this offering and the private placement will be located at SunTrust Bank.